Exhibit 99.2

ITEM 2.	FINANCIAL INFORMATION.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 30, 2014, Nortek, Inc. (the “Company”) completed the acquisition of the heating, ventilation and air conditioning business of Thomas & Betts Corporation (“Reznor”) from Thomas & Betts Corporation, Thomas & Betts Netherlands B.V., Thomas & Betts International, LLC, Thomas & Betts Holdings (UK) Limited and Thomas & Betts Monterrey S. de R.L. de C.V. for approximately $260 million in cash, plus an additional payment of approximately $1.9 million for preliminary working capital and other post-closing adjustments, which are subject to final determination.

In connection with the acquisition of Reznor, on April 30, 2014, the Company entered into a new senior secured term loan facility for $350.0 million. The net proceeds from the new senior secured term loan facility were used to acquire Reznor and to repay all of the outstanding secured debt under the Company’s existing Term Loan Facility, which had an aggregate principal amount outstanding of approximately $93.0 million at March 29, 2014. The new senior secured term loan facility is repayable in quarterly installments of $875,000 with a balloon payment for the remaining balance due on October 30, 2020. Loans under the new senior secured term loan facility bear interest, at the Company’s option, at a rate per annum equal to either (1) a base rate (as defined in the credit agreement governing the new senior secured term loan) or (2) a Eurodollar rate (as defined in the credit agreement governing the new senior secured term loan), in each case plus an applicable margin. The interest rate related to the new senior secured term loan facility was approximately 3.75% at April 30, 2014.

On May 16, 2012, Reznor was acquired by ABB Ltd (“ABB”) as part of ABB’s acquisition of Thomas & Betts Corporation (the “T&B Acquisition”). As a result, the predecessor periods prior to May 16, 2012 are not comparable to the successor periods after May 15, 2012 due to the T&B Acquisition and the basis of presentation of purchase accounting as compared to historical cost in accordance with Accounting Standards Codification 805, Business Combinations. The unaudited pro condensed consolidated financial statements included herein reflect successor periods as of December 31, 2013 and for the year ended December 31, 2013, which were subsequent to the T&B Acquisition.

The following unaudited pro forma condensed consolidated financial statements include the unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013. The unaudited pro forma condensed consolidated financial statements give pro forma effect, where applicable, to the Reznor acquisition, as noted above, as well as the Company’s financing of the acquisition.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 has been prepared by adjusting the actual balance sheets of the Company and Reznor as if the acquisition of Reznor had occurred on December 31, 2013.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 has been prepared by adjusting the actual results of the Company and Reznor as if the acquisition of Reznor had occurred on January 1, 2013.

The acquisition pro forma adjustments reflect adjustments related to the acquisition of Reznor and the Nortek financing pro forma adjustments include the pro forma adjustments related to the Company’s financing of the transaction.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred had the transactions described above taken place on the dates indicated above, nor are they necessarily indicative of the Company’s future results of operations.

NORTEK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

		Reznor			Nortek Financing Pro Forma Adjustments		Nortek Pro Forma
	Nortek Historical	Historical	Acquisition Pro Forma Adjustments
	(Amounts in millions)
	Unaudited
ASSETS
Current Assets:
Unrestricted cash and cash equivalents	$80.9	$–	$(261.9)	(a)	$250.3	(k)	$69.3
Restricted cash	2.9	–	–		–		2.9
Accounts receivable, net	276.4	30.3	(3.8)	(b)	–		302.9
Inventories	270.5	15.8	1.4	(c)	–		287.7
Prepaid expenses and other current assets	39.6	0.7	–		–		40.3
Prepaid income taxes	29.7	1.8	(1.3)	(d)	–		30.2

Total current assets	700.0	48.6	(265.6)		250.3		733.3

Property, plant and equipment, net	232.4	14.4	–		–		246.8
Goodwill	373.5	99.5	(7.0)	(e)	–		466.0
Intangible assets, net	648.9	54.1	101.9	(f)	–		804.9
Deferred debt expense	16.3	–	–		5.1	(l)	21.4
Other long-term assets	19.8	1.2	(1.1)	(g)	–		19.9

Total assets	$1,990.9	$217.8	$(171.8)		$255.4		$2,292.3

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$0.7	$–	$–		$–		$0.7
Current maturities of long-term debt	2.8	–	–		3.5	(m)	6.3
Accounts payable	214.7	20.2	–		–		234.9
Accrued expenses and taxes, net	231.5	8.2	–		–		239.7

Total current liabilities	449.7	28.4	–		3.5		481.6

Deferred income taxes	159.1	24.8	(8.3)	(h)	(0.8)	(n)	174.8
Other long-term liabilities	188.9	2.2	(1.1)	(i)	–		190.0
Notes, mortgage notes and obligations payable, less current maturities	1,093.3	–	–		253.9	(o)	1,347.2

Stockholders’ Investment:
Preferred stock	–	–	–		–		–
Common stock	0.2	–	–		–		0.2
Additional paid-in capital	203.6	–	–		–		203.6
Accumulated deficit	(71.5)	–	–		(1.2)	(p)	(72.7)
Accumulated other comprehensive loss	(16.3)	–	–		–		(16.3)
Less: Treasury stock	(16.1)	–	–		–		(16.1)
Reznor historical equity	–	162.4	(162.4)	(j)	–		–

Total stockholders’ investment	99.9	162.4	(162.4)		(1.2)		98.7

Total liabilities and stockholders’ investment	$1,990.9	$217.8	$(171.8)		$255.4		$2,292.3

See Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

NORTEK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	Nortek Historical	Reznor			Nortek Financing Pro Forma Adjustments		Nortek Pro Forma
	Year Ended Dec. 31, 2013	Year Ended Dec. 31, 2013	Acquisition Pro Forma Adjustments				Year Ended Dec. 31, 2013
	(Amounts in millions, except per share data)
	Unaudited
Net sales	$2,287.9	$159.2	$–		$–		$2,447.1
Cost of products sold	1,627.4	100.0	1.4	(a)	–		1,728.8

Gross profit	660.5	59.2	(1.4)		–		718.3
Selling, general and administrative expense, net	521.3	33.3	–		–		554.6
Amortization of intangible assets	51.3	6.7	8.9	(b)	–		66.9

Operating earnings (loss)	87.9	19.2	(10.3)		–		96.8
Interest expense	(99.4)	–	–		(8.5)	(d)	(107.9)
Investment income	0.1	–	–		–		0.1

(Loss) earnings before (benefit) provision for income taxes	(11.4)	19.2	(10.3)		(8.5)		(11.0)
(Benefit) provision for income taxes	(3.1)	5.8	(3.1)	(c)	(3.2)	(e)	(3.6)

Net (loss) earnings	$(8.3)	$13.4	$(7.2)		$(5.3)		$(7.4)

Basic loss per share	$(0.54)						$(0.48)

Diluted loss per share	$(0.54)						$(0.48)

Weighted Average Common Shares:
Basic	15.4						15.4
Diluted	15.4						15.4

See Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of December 31, 2013 Pro Forma Adjustments
(Dollar amounts in millions)
(Unaudited)

PRO FORMA ADJUSTMENTS RELATED TO THE 2014 REZNOR ACQUISITION:

(a) Unrestricted Cash and Cash Equivalents:
Cash used for the acquisition of Reznor	$(261.9)

(b) Accounts Receivable:
Eliminate certain accounts receivable not acquired by Nortek	$(3.8)

(c) Inventories, Net:
Fair value adjustment to inventories, net	$1.4

(d) Prepaid Income Taxes:
Adjustment for tax basis differences	$(1.3)

(e) Goodwill:
Adjustment to excess of purchase price over the fair value of the assets acquired and liabilities assumed	$(7.0)

(f) Intangible Assets, Net:
Fair value adjustment to intangible assets	$101.9

(g) Other Long-term Assets:
Eliminate certain other long-term assets not acquired by Nortek	$(1.1)

(h) Deferred Income Taxes:
Adjustment for tax basis differences	$(8.3)

(i) Other Long-term Liabilities:
Eliminate certain other long-term liabilities not assumed by Nortek	$(1.1)

(j) Reznor Historical Equity:
Eliminate Reznor historical equity	$(162.4)

PRO FORMA ADJUSTMENTS RELATED TO NORTEK FINANCING:

(k) Unrestricted Cash and Cash Equivalents:
Net cash from Nortek borrowings under new senior secured term loan facility to finance the Reznor acquisition	$250.3

(l) Deferred Debt Expense:
Net change in deferred debt expense	$5.1

(m) Current Maturity of Long-Term Debt:
Current portion of new senior secured term loan facility	$3.5

(n) Deferred Taxes:
Deferred tax benefit from loss on retirement of existing senior secured term loan facility	$(0.8)

(o) Notes, Mortgage Notes and Obligations Payable, Less Current Maturities:
Net change in debt related to issuance of new senior secured term loan facility and repayment of existing senior secured term loan facility	$253.9

(p) Accumulated Deficit:
Net loss on retirement of existing senior secured term loan facility	$(1.2)

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD PRESENTED

Pro Forma Adjustments related to the 2014 Reznor Acquisition:

		For the year ended Dec. 31, 2013
		(Dollar amounts in millions)
		(Unaudited)

(a)	Cost of products sold:
	Increase to cost of goods sold for inventory acquired in business combination	$1.4

(b)	Amortization of intangible assets:
	Additional amortization of intangible assets	$8.9

(c)	(Benefit) provision for income taxes:
	Adjustment to (benefit) provision for income taxes	$(3.1)

NORTEK INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD PRESENTED

Pro Forma Adjustments related to Nortek Financing:

		For the year ended Dec. 31, 2013
		(Dollar amounts in millions)
		(Unaudited)
(d)	Interest expense:
	Additional new senior secured term loan facility interest expense	$(14.1)
	Elimination of existing senior secured term loan facility	5.6

	Interest expense	(8.5)

	The new senior secured term loan facility is a variable interest rate debt agreement. The annual impact to the unaudited pro forma condensed consolidated statement of operations for a 1⁄8% change in the interest rate assumption would be approximately $0.4 million. The pro forma net loss on debt retirement of approximately $1.2 million reflected in the unaudited pro forma condensed consolidated balance sheet is not included in the unaudited pro forma condensed statement of operations as it is non-recurring.

(e)	(Benefit) provision for income taxes:
	Adjustment to (benefit) provision for income taxes	$(3.2)